PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES, INC. REPORTS
THIRD QUARTER 2017 RESULTS

•	Core loan growth of $363.3 million, or 20.7%, year over year and $76.8 million, or 15.1% (annualized), for the third quarter 2017 compared to the linked quarter

•	Net interest income increased 15.3% year over year and 7.5% for the third quarter 2017 compared to the linked quarter

•	Net interest margin on a tax equivalent basis increased 8 basis points for the third quarter compared to the linked quarter

HOUSTON, October 24, 2017. Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $3.0 million in the third quarter 2017 compared to $5.5 million in the third quarter 2016 and diluted earnings per share of $0.22 in the third quarter 2017 compared to $0.42 in the third quarter 2016.

"Houston experienced an unprecedented natural disaster when Hurricane Harvey struck during the quarter. As Houstonians, we were proud to see an overwhelming outpouring of support within the community to help each other in our clean up and recovery efforts," commented George Martinez, Allegiance's Chairman and Chief Executive Officer. "Thanks to previously established processes and the extraordinary efforts of our employees to ensure that we took care of our customers and fellow employees, our banking operations were uninterrupted during the storm and most of our banking locations were fully functional within days of the Hurricane," continued Martinez.

"We are extremely proud of our consistently strong loan growth, even in the wake of the Hurricane. Our provision expense was elevated this quarter in part due to immediate uncertainty in the Houston economy and estimated losses related to Hurricane Harvey. Additionally, during the quarter, we charged off one energy-related loan relationship we had been monitoring for some time. We performed a thorough assessment of the impact of the Hurricane on our customers as well as the adequacy of the allowance for loan losses for our current portfolio," added George Martinez.

"Notwithstanding the Hurricane, we delivered solid growth in pre-provision profitability during the quarter as we continue to execute our growth plans. As Houston’s largest community bank, we are dedicated to serving the dynamic Houston market through the Hurricane recovery and beyond," concluded George Martinez.

Third Quarter 2017 Results

Net interest income before provision for loan losses in the third quarter 2017 increased $3.6 million, or 15.3%, to $27.0 million from $23.4 million for the third quarter 2016 primarily due to organic loan growth. Net interest income before provision for loan losses in the third quarter 2017 increased $1.9 million, or 7.5%, from $25.1 million in the second quarter 2017. The net interest margin on a tax equivalent basis decreased 2 basis points to 4.37% for the third quarter 2017 from 4.39% for the third quarter 2016 and increased 8 basis points from 4.29% for the second quarter 2017.

Noninterest income for the third quarter 2017 was $1.5 million, an increase of $186 thousand, or 14.6%, compared to $1.3 million for the third quarter 2016 and slightly decreased $17 thousand compared to $1.5 million for the second quarter 2017.

Noninterest expense for the third quarter 2017 increased $2.8 million, or 18.7%, to $17.7 million from $14.9 million for the third quarter 2016, and increased $1.2 million, or 7.4%, from $16.5 million for the second quarter 2017. The increase in noninterest expense over the third quarter 2016 was primarily due to increased salaries and benefits as a result of increased headcount and professional service fees related to supporting growth initiatives.

In the third quarter 2017, Allegiance’s efficiency ratio increased to 62.14% from 60.34% for the third quarter 2016 and increased from 61.92% for the second quarter 2017.

Third quarter 2017 annualized returns on average assets, average equity and average tangible equity were 0.43%, 3.90% and 4.55%, respectively, compared to 0.90%, 7.77% and 9.21%, respectively, for the third quarter 2016. Annualized returns on average assets, average equity and average tangible equity for the second quarter 2017 were 0.81%, 7.32% and 8.57%, respectively.

Nine Months Ended September 30, 2017 Results

Net interest income before provision for loan losses for the nine months ended September 30, 2017 increased $9.8 million, or 14.7%, to $76.2 million from $66.4 million for the nine months ended September 30, 2016 primarily due to organic loan growth and an increase in the securities portfolio. The net interest margin on a tax equivalent basis decreased 5 basis points to 4.34% for the nine months ended September 30, 2017 from 4.39% for the nine months ended September 30, 2016.

Noninterest income for the nine months ended September 30, 2017 was $4.3 million, a decrease of $1.5 million, or 26.1%, compared to $5.8 million for the nine months ended September 30, 2016. The nine months ended September 30, 2016 included a pre-tax gain of $2.1 million on the sale of two Central Texas branch locations that were sold in order to focus on the Houston MSA. Excluding the gain on the sale of these branches, noninterest income would have increased $538 thousand, or 14.4%, for the nine months ended September 30, 2017 compared to the nine months ended September 30, 2016.

Noninterest expense for the nine months ended September 30, 2017 increased $7.6 million, or 17.7%, to $50.7 million from $43.1 million for the nine months ended September 30, 2016. The increase in noninterest expense over the nine months ended September 30, 2016 was primarily due to increases in salaries and benefits as a result of the increased headcount and professional service fees related to supporting growth initiatives.

During the nine months ended September 30, 2017, Allegiance’s efficiency ratio increased to 62.97% from 61.37% for the nine months ended September 30, 2016.

For the nine months ended September 30, 2017, annualized returns on average assets, average equity and average tangible equity were 0.73%, 6.55% and 7.67%, respectively, compared to 0.99%, 8.40% and 10.03%, respectively, for the nine months ended September 30, 2016. Excluding the gain on the sale of the two Central Texas branch locations during the first quarter 2016, the annualized returns on average assets, average equity and average tangible equity for the nine months ended September 30, 2016 would have been 0.92%, 7.75% and 9.24%, respectively.

Financial Condition

Total loans at September 30, 2017 increased $370.8 million, or 20.3%, to $2.20 billion compared to $1.83 billion at September 30, 2016 and increased $86.9 million, or 4.1%, compared to $2.11 billion at June 30, 2017. These increases were due to strong organic loan growth within the Bank’s loan portfolio. Core loans, which exclude the mortgage warehouse portfolio, increased $363.3 million, or 20.7%, to $2.12 billion at September 30, 2017 from $1.75 billion at September 30, 2016 and increased $76.8 million, or 3.8%, from $2.04 billion at June 30, 2017.

Deposits at September 30, 2017 increased $385.7 million, or 20.3%, to $2.29 billion compared to $1.90 billion at September 30, 2016 and increased $187.4 million, or 8.9%, compared to $2.10 billion at June 30, 2017.

Asset Quality

Nonperforming assets totaled $14.6 million, or 0.52% of total assets, at September 30, 2017, compared to $17.1 million, or 0.69% of total assets, at September 30, 2016, and $19.9 million, or 0.73% of total assets, at June 30, 2017. The allowance for loan losses was 1.08% of total loans at September 30, 2017, 0.94% of total loans at September 30, 2016 and 0.99% of total loans at June 30, 2017.

The provision for loan losses for the third quarter 2017 was $6.9 million, or 1.28% (annualized) of average loans, compared to $2.2 million, or 0.49% (annualized) of average loans, for the third quarter 2016, and $3.0 million, or 0.59% (annualized) of average loans, for the second quarter 2017. The provision for loan losses for the nine months ended September 30, 2017 was $11.3 million, or 0.74% (annualized) of average loans, compared to $4.6 million, or 0.35% (annualized) of average loans for the nine months ended
September 30, 2016.

Third quarter 2017 net charge-offs were $4.2 million, or 0.78% (annualized) of average loans, compared to net recoveries of $54 thousand, for the third quarter 2016, and $684 thousand, or 0.13% (annualized) of average loans, for the second quarter 2017. Net charge-offs for the nine months ended September 30, 2017 were $5.4 million, or 0.36% (annualized) of average loans, compared to $482 thousand, or 0.04% (annualized) of average loans for the nine months ended September 30, 2016.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Tuesday, October 24, 2017 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its third quarter 2017 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 95345409. Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

Allegiance is a $2.81 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations and one loan production office in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2017			2016
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)

Cash and cash equivalents	$192,427	$187,491	$184,146	$142,098	$225,082
Available for sale securities	323,856	321,268	317,219	316,455	310,033

Total loans	2,201,540	2,114,652	1,986,438	1,891,635	1,830,722
Allowance for loan losses	(23,722)	(21,010)	(18,687)	(17,911)	(17,185)
Loans, net	2,177,818	2,093,642	1,967,751	1,873,724	1,813,537

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	3,469	3,664	3,860	4,055	4,250
Premises and equipment, net	18,273	18,240	18,138	18,340	17,811
Other real estate owned	453	365	365	1,503	1,138
Bank owned life insurance	22,277	22,131	21,985	21,837	21,684
Other assets	35,472	38,526	39,477	33,547	28,978
Total assets	$2,813,434	$2,724,716	$2,592,330	$2,450,948	$2,461,902

Noninterest-bearing deposits	$712,951	$662,527	$615,225	$593,751	$604,278
Interest-bearing deposits	1,573,664	1,436,715	1,397,344	1,276,432	1,296,601
Total deposits	2,286,615	2,099,242	2,012,569	1,870,183	1,900,879

Borrowed funds	207,569	310,569	275,569	285,569	261,569
Subordinated debentures	9,277	9,249	9,222	9,196	9,169
Other liabilities	7,246	7,197	5,840	6,183	9,190
Total liabilities	2,510,707	2,426,257	2,303,200	2,171,131	2,180,807

Common stock	13,171	13,153	13,080	12,958	12,905
Capital surplus	216,943	216,158	215,015	212,649	211,349
Retained earnings	71,690	68,704	63,309	57,262	51,491
Accumulated other comprehensive income (loss)	923	444	(2,274)	(3,052)	5,350
Shareholders' equity	302,727	298,459	289,130	279,817	281,095
Total liabilities and equity	$2,813,434	$2,724,716	$2,592,330	$2,450,948	$2,461,902

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2017			2016		2017	2016
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$28,588	$26,736	$25,260	$24,232	$24,057	$80,584	$69,124
Securities
Taxable	547	503	498	478	607	1,548	1,329
Tax-exempt	1,574	1,591	1,624	1,642	1,505	4,789	3,402
Deposits in other financial institutions	192	157	130	129	150	479	442
Total interest income	30,901	28,987	27,512	26,481	26,319	87,400	74,297

INTEREST EXPENSE:
Demand, money market and savings deposits	811	702	654	673	651	2,167	1,764
Certificates and other time deposits	2,299	2,283	1,957	1,947	1,872	6,539	5,097
Borrowed funds	654	761	653	311	264	2,068	634
Subordinated debt	140	134	120	128	123	394	360
Total interest expense	3,904	3,880	3,384	3,059	2,910	11,168	7,855
NET INTEREST INCOME	26,997	25,107	24,128	23,422	23,409	76,232	66,442
Provision for loan losses	6,908	3,007	1,343	900	2,214	11,258	4,569
Net interest income after provision for loan losses	20,089	22,100	22,785	22,522	21,195	64,974	61,873

NONINTEREST INCOME:
Nonsufficient funds fees	144	184	199	178	175	527	483
Service charges on deposit accounts	204	205	195	177	182	604	500
Gain on sale of branch assets	—	—	—	—	—	—	2,050
(Loss) gain on sale of securities	(12)	—	—	30	—	(12)	—
Gain on sale of other real estate	—	—	—	206	60	—	60
Bank owned life insurance	146	146	148	153	154	440	473
Other	978	942	799	734	703	2,719	2,224
Total noninterest income	1,460	1,477	1,341	1,478	1,274	4,278	5,790

NONINTEREST EXPENSE:
Salaries and employee benefits	11,580	10,415	10,562	10,627	9,781	32,557	28,231
Net occupancy and equipment	1,325	1,302	1,427	1,238	1,260	4,054	3,706
Depreciation	427	398	400	391	404	1,225	1,236
Data processing and software amortization	783	719	695	703	655	2,197	1,930
Professional fees	822	987	895	857	442	2,704	1,377
Regulatory assessments and FDIC insurance	582	569	589	485	396	1,740	1,096
Core deposit intangibles amortization	195	196	195	195	196	586	590
Communications	251	233	247	237	264	731	818
Advertising	302	288	263	319	228	853	626
Other	1,409	1,354	1,276	1,135	1,269	4,039	3,461
Total noninterest expense	17,676	16,461	16,549	16,187	14,895	50,686	43,071
INCOME BEFORE INCOME TAXES	3,873	7,116	7,577	7,813	7,574	18,566	24,592
Provision for income taxes	887	1,721	1,530	2,042	2,103	4,138	7,512
NET INCOME	$2,986	$5,395	$6,047	$5,771	$5,471	$14,428	$17,080

EARNINGS PER SHARE
Basic	$0.23	$0.41	$0.46	$0.45	$0.42	$1.10	$1.33
Diluted	$0.22	$0.40	$0.45	$0.44	$0.42	$1.07	$1.31

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year-to-Date
	2017			2016		2017	2016
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)

Net income	$2,986	$5,395	$6,047	$5,771	$5,471	$14,428	$17,080

Earnings per share, basic	$0.23	$0.41	$0.46	$0.45	$0.42	$1.10	$1.33
Earnings per share, diluted	$0.22	$0.40	$0.45	$0.44	$0.42	$1.07	$1.31

Return on average assets(A)	0.43%	0.81%	0.96%	0.93%	0.90%	0.73%	0.99%
Return on average equity(A)	3.90%	7.32%	8.61%	8.25%	7.77%	6.55%	8.40%
Return on average tangible equity(A)(B)	4.55%	8.57%	10.15%	9.79%	9.21%	7.67%	10.03%
Tax equivalent net interest margin(C)	4.37%	4.29%	4.38%	4.32%	4.39%	4.34%	4.39%
Efficiency ratio(D)	62.14%	61.92%	64.98%	65.09%	60.34%	62.97%	61.37%

Liquidity and Capital Ratios
Equity to assets	10.76%	10.95%	11.15%	11.42%	11.42%	10.76%	11.42%
Common equity Tier 1 capital	10.68%	10.84%	11.10%	11.44%	11.40%	10.68%	11.40%
Tier 1 risk-based capital	11.07%	11.24%	11.51%	11.87%	11.84%	11.07%	11.84%
Total risk-based capital	12.04%	12.13%	12.35%	12.72%	12.68%	12.04%	12.68%
Tier 1 leverage capital	9.90%	10.11%	10.28%	10.35%	10.25%	9.90%	10.25%
Tangible equity to tangible assets(B)	9.38%	9.52%	9.65%	9.82%	9.82%	9.38%	9.82%

Other Data
Weighted average shares:
Basic	13,165	13,125	13,021	12,913	12,882	13,104	12,860
Diluted	13,483	13,471	13,377	13,180	13,108	13,445	13,038
Period end shares outstanding	13,171	13,153	13,080	12,958	12,905	13,171	12,905
Book value per share	$22.98	$22.69	$22.10	$21.59	$21.78	$22.98	$21.78
Tangible book value per share(B)	$19.73	$19.42	$18.80	$18.24	$18.40	$19.73	$18.40

(A)	Interim periods annualized.

(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.

(C)	Net interest margin represents net interest income divided by average interest-earning assets.

(D)
Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of branch assets, loans and securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,141,546	$28,588	5.30%	$2,042,460	$26,736	5.25%	$1,784,763	$24,057	5.36%
Securities	324,901	2,121	2.59%	326,388	2,094	2.57%	310,769	2,112	2.70%
Deposits in other financial institutions	53,409	192	1.43%	49,703	157	1.26%	92,928	150	0.64%
Total interest-earning assets	2,519,856	$30,901	4.87%	2,418,551	$28,987	4.81%	2,188,460	$26,319	4.78%
Allowance for loan losses	(20,886)			(19,253)			(15,575)
Noninterest-earning assets	261,524			261,668			249,363
Total assets	$2,760,494			$2,660,966			$2,422,248

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$142,429	$127	0.35%	$137,507	$118	0.34%	$111,497	$95	0.34%
Money market and savings deposits	558,087	684	0.49%	499,335	584	0.47%	484,587	556	0.46%
Certificates and other time deposits	754,076	2,299	1.21%	785,194	2,283	1.17%	668,092	1,872	1.11%
Borrowed funds	197,668	654	1.31%	304,184	761	1.00%	244,732	264	0.43%
Subordinated debt	9,259	140	5.98%	9,232	134	5.83%	9,151	123	5.35%
Total interest-bearing liabilities	1,661,519	$3,904	0.93%	1,735,452	$3,880	0.90%	1,518,059	$2,910	0.76%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	786,566			624,100			614,303
Other liabilities	8,960			5,890			9,821
Total liabilities	2,457,045			2,365,442			2,142,183
Shareholders' equity	303,449			295,524			280,065
Total liabilities and shareholders' equity	$2,760,494			$2,660,966			$2,422,248

Net interest rate spread			3.94%			3.91%			4.02%

Net interest income and margin		$26,997	4.25%		$25,107	4.16%		$23,409	4.26%

Net interest income and margin (tax equivalent)		$27,748	4.37%		$25,862	4.29%		$24,149	4.39%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Year-to-Date
	September 30, 2017			September 30, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,038,228	$80,584	5.29%	$1,724,494	$69,124	5.35%
Securities	325,730	6,337	2.60%	256,149	4,731	2.47%
Deposits in other financial institutions	52,150	479	1.23%	93,700	442	0.63%
Total interest-earning assets	2,416,108	$87,400	4.84%	2,074,343	$74,297	4.78%
Allowance for loan losses	(19,456)			(14,401)
Noninterest-earning assets	260,843			237,765
Total assets	$2,657,495			$2,297,707

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$136,991	$345	0.34%	$103,215	$250	0.32%
Money market and savings deposits	514,995	1,822	0.47%	451,314	1,514	0.45%
Certificates and other time deposits	741,732	6,539	1.18%	636,877	5,097	1.07%
Borrowed funds	282,024	2,068	0.98%	192,880	634	0.44%
Subordinated debt	9,231	394	5.70%	9,125	360	5.27%
Total interest-bearing liabilities	1,684,973	$11,168	0.89%	1,393,411	$7,855	0.75%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	670,908			624,190
Other liabilities	6,926			8,545
Total liabilities	2,362,807			2,026,146
Shareholders' equity	294,688			271,561
Total liabilities and shareholders' equity	$2,657,495			$2,297,707

Net interest rate spread			3.95%			4.03%

Net interest income and margin		$76,232	4.22%		$66,442	4.28%

Net interest income and margin (tax equivalent)		$78,517	4.34%		$68,113	4.39%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	As of and For the Three Months Ended
	2017			2016
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$446,029	$444,701	$425,154	$416,752	$402,273
Mortgage warehouse	83,577	73,499	64,132	67,038	76,043
Real estate:
Commercial real estate (including multi-family residential)	1,045,220	1,008,027	961,212	891,989	848,939
Commercial real estate construction and land development	225,574	206,024	175,264	159,247	167,936
1-4 family residential (including home equity)	283,399	267,939	250,881	246,987	228,651
Residential construction	106,299	102,832	99,648	98,657	93,923
Consumer and other	11,442	11,630	10,147	10,965	12,957
Total loans	$2,201,540	$2,114,652	$1,986,438	$1,891,635	$1,830,722

Asset Quality:
Nonaccrual loans	$13,913	$19,330	$19,315	$15,788	$15,882
Accruing loans 90 or more days past due	—	—	—	911	—
Total nonperforming loans	13,913	19,330	19,315	16,699	15,882
Other real estate	453	365	365	1,503	1,138
Other repossessed assets	205	205	260	286	30
Total nonperforming assets	$14,571	$19,900	$19,940	$18,488	$17,050

Net charge-offs (recoveries)	4,196	684	567	174	(54)

Nonaccrual loans:
Commercial and industrial	$5,031	$9,051	$8,933	$3,896	$4,983
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	8,097	9,556	9,726	11,663	10,495
Commercial real estate construction and land development	—	—	70	—	—
1-4 family residential (including home equity)	735	568	574	217	11
Residential construction	—	—	—	—	—
Consumer and other	50	155	12	12	393
Total nonaccrual loans	$13,913	$19,330	$19,315	$15,788	$15,882

Asset Quality Ratios:
Nonperforming assets to total assets	0.52%	0.73%	0.77%	0.75%	0.69%
Nonperforming loans to total loans	0.63%	0.91%	0.97%	0.88%	0.87%
Allowance for loan losses to nonperforming loans	170.50%	108.69%	96.75%	107.26%	108.20%
Allowance for loan losses to total loans	1.08%	0.99%	0.94%	0.95%	0.94%
Net charge-offs (recoveries) to average loans (annualized)	0.78%	0.13%	0.12%	0.04%	(0.01)%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance. Allegiance believes that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets for internal planning and forecasting purposes. Additionally, Allegiance excluded the one time sale of two Central Texas branch locations during the first quarter 2016 as noted within the narrative, as Allegiance believes this transaction was not indicative of its recurring operating results. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year-to-Date
	2017			2016		2017	2016
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)

Total shareholders' equity	$302,727	$298,459	$289,130	$279,817	$281,095	$302,727	$281,095
Less: Goodwill and core deposit intangibles, net	42,858	43,054	43,249	43,444	43,639	42,858	43,639
Tangible shareholders’ equity	$259,869	$255,405	$245,881	$236,373	$237,456	$259,869	$237,456

Shares outstanding at end of period	13,171	13,153	13,080	12,958	12,905	13,171	12,905

Tangible book value per share	$19.73	$19.42	$18.80	$18.24	$18.40	$19.73	$18.40

Net income attributable to shareholders	$2,986	$5,395	$6,047	$5,771	$5,471	$14,428	$17,080

Average shareholders' equity	$303,449	$295,524	$284,889	$278,123	$280,065	$294,688	$271,561
Less: Average goodwill and core deposit intangibles, net	42,954	43,149	43,345	43,539	43,735	43,148	43,994
Average tangible shareholders’ equity	$260,495	$252,375	$241,544	$234,584	$236,330	$251,540	$227,567

Return on average tangible equity	4.55%	8.57%	10.15%	9.79%	9.21%	7.67%	10.03%

Total assets	$2,813,434	$2,724,716	$2,592,330	$2,450,948	$2,461,902	$2,813,434	$2,461,902
Less: Goodwill and core deposit intangibles, net	42,858	43,054	43,249	43,444	43,639	42,858	43,639
Tangible assets	$2,770,576	$2,681,662	$2,549,081	$2,407,504	$2,418,263	$2,770,576	$2,418,263

Tangible equity to tangible assets	9.38%	9.52%	9.65%	9.82%	9.82%	9.38%	9.82%